EXHIBIT 99B.7

STATEMENTS OF INCOME                   U S WEST COMMUNICATIONS, Inc.
(UNAUDITED)
                                          Quarter Ended
                                           December 31,
Dollars in millions                      1994       1993   % Change
- - --------------------------------------------------------------------
OPERATING REVENUES
  Local service                         $1,032       $987       4.6
  Access charges - interstate              579        554       4.5
  Access charges - intrastate              188        170      10.6
  Long distance network service            309        359     (13.9)
  Other services                           162        146      11.0
                                    --------------------------------
   Total operating revenues              2,270      2,216       2.4
                                    --------------------------------
OPERATING EXPENSES
  Employee-related costs                   723        736      (1.8)
  Other operating expenses                 454        434       4.6
  Taxes other than income taxes             84         90      (6.7)
  Depreciation and amortization            481        451       6.7
                                    --------------------------------
   Total operating expenses              1,742      1,711       1.8
                                    --------------------------------
     Income from operations                528        505       4.6

  Interest expense                          88         88        -
  Gain on sales of rural telephone
    exchanges                               34          -        -
  Other income (expense) - net               3         (2)       -
                                    --------------------------------
   Income before income taxes              477        415      14.9

  Provision for income taxes               179        141      27.0
                                    --------------------------------
NET INCOME                                $298       $274       8.8
                                    ================================

<F1>
Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.